Exhibit 23.1
                                                              ------------




                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Alfacell Corporation:


We consent to incorporation by reference in the registration statement (No. 33-81308) on Form S-8 of Alfacell Corporation of our report dated September 24, 1996, relating to the balance sheets of Alfacell Corporation as of July 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended July 31, 1996 and the period from August 24, 1981 (date of inception) to July 31, 1996, which report appears in the July 31, 1996 annual report on Form 10-KSB of Alfacell Corporation.

Our report dated September 24, 1996 as it relates to the financial statements for the period from August 24, 1981 (date of inception) to July 31, 1996, is based on the report of other auditors as to the amounts included therein for the period from August 24, 1981 (date of inception) to July 31, 1992.



                                                       /S/KPMG PEAT MARWICK LLP
                                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
October 18, 1996